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                                                                   EXHIBIT 10.10

                                AMENDMENT TO THE
                            VERSO TECHNOLOGIES, INC.
                            1999 STOCK INCENTIVE PLAN
             ADOPTED BY THE SHAREHOLDERS OF VERSO TECHNOLOGIES, INC.
                              ON NOVEMBER 16, 2001

         NOW, THEREFORE, BE IT RESOLVED, that the Verso Technologies, Inc. 1999 Stock Incentive Plan (the "Plan") is amended as of November 16, 2001, by deleting the first sentence of Section 4.1 thereof in its entirety and substituting the following in lieu thereof:

                  "Subject to adjustment as provided in Section 4.5 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 15,000,000 shares of Common Stock less the number of shares of Common Stock issued pursuant to the Prior Plans.";

         RESOLVED FURTHER, that the Plan is amended as of November 16, 2001, by deleting Section 4.4 thereof in its entirety and substituting the following in lieu thereof:

         "4.4 SHARES OF COMMON STOCK ISSUED PURSUANT TO INCENTIVE STOCK OPTIONS. Subject to Section 4.5, the maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Stock Options pursuant to the Plan shall be 15,000,000 less the number of shares of Common Stock issued pursuant to the Prior Plans."; and

         RESOLVED FURTHER, that the Plan is amended as of November 16, 2001, by deleting Section 6.2 thereof in its entirety and substituting the following in lieu thereof:

         "6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company)."